EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of A2Z Cust2Mate Solutions Corp. dated March 25, 2026, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:
March 25, 2026
THEBES OFFSHORE MASTER FUND, LP
By: Thebes GP, LLC, as General Partner
By: ___/s/ Norris Nissim_____________________
      Norris Nissim,
      Managing Member

QENA CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By: LCG Holdings, LLC, as General Partner
By: ___/s/ Norris Nissim_______________________
      Norris Nissim,
      General Counsel

THEBES GP, LLC
By: ____/s/ Norris Nissim_______________________________
      Norris Nissim,
      Managing Member

LCG HOLDINGS, LLC
By: ____/s/ Norris Nissim_______________________________
      Norris Nissim,
      General Counsel

LUXOR CAPITAL GROUP, LP
By: Luxor Management, LLC, as General Partner
By: __/s/ Norris Nissim________________________
      Norris Nissim,
      General Counsel

LUXOR MANAGEMENT, LLC
By: ____/s/ Norris Nissim_______________________
      Norris Nissim,
      General Counsel

____/s/ Norris Nissim__________________________
Norris Nissim, as Agent
For Michael Conboy

____/s/ Norris Nissim__________________________
Norris Nissim, as Agent
For Christian Leone